Exhibit 3.1(c)

                       AMENDMENT NO. 1 TO RIGHTS AGREEMENT

     This Amendment No. 1 to Rights  Agreement (this  "Amendment"),  dated as of
October 30, 2002, is made between Rural/Metro Corporation, a Delaware corporation (the "Company"), and Computershare Trust Company, Inc., a Colorado corporation (f/k/a American Securities Transfer, Inc.) (the "Rights Agent").

     WHEREAS, the Company and the Rights Agent are parties to that certain Rights Agreement, dated as of August 23, 1995 (the "Rights Agreement");

     WHEREAS, pursuant to Section 26 of the Rights Agreement, the Company has the right to amend the Rights Agreement, and the Rights Agent is required to approve such amendment upon the direction of the Company; and

     WHEREAS, the Company hereby directs an amendment to the Rights Agreement, and the Rights Agent consents to such amendment of the Rights Agreement as set forth in this Amendment.

     NOW THEREFORE, the parties hereto mutually agree as follows:

     1. AMENDMENT TO SECTION 1(A). Section 1(a) of the Rights Agreement is hereby amended and restated, in its entirety, to read as follows:

          "(a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding except the term "Acquiring Person" shall not include the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan; provided, however, if the Board of Directors of the Company determines in good faith that a Person that would otherwise qualify as an "Acquiring Person" has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an "Acquiring Person," then such Person shall not be deemed to be or have been an "Acquiring Person" for any purposes of this Agreement."

     2. SURVIVAL OF TERMS AND PROVISIONS OF RIGHTS AGREEMENT. Except as expressly modified and superseded by this Amendment, all terms and provisions of the Rights Agreement shall continue in full force and effect. The Company and the Rights Agent agree that the Rights Agreement, as amended hereby, shall continue to be legal, valid, binding and enforceable against each party hereto, in accordance with the terms of the Rights Agreement, as amended hereby.
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     3. FINAL AGREEMENT. The Rights Agreement, as amended hereby, represents the entire expression of the parties with respect to the subject matter therein and herein, on the date this Amendment is executed.

     5.  COUNTERPARTS.   This  Amendment  may  be  executed  in  any  number  of
counterparts or via facsimile, all of which taken together, shall constitute an original and one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment on date set forth above.


                                        RURAL/METRO CORPORATION


                                        By: John S. Banas III
                                            ------------------------------------
                                        Name: John S. Banas III
                                              ----------------------------------
                                        Title: Senior Vice President & General
                                               Counsel
                                               ---------------------------------


                                        COMPUTERSHARE TRUST COMPANY, INC.


                                        By: /s/ Kellie Gwinn
                                            ------------------------------------
                                        Name: Kellie Gwinn
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------


                                        COMPUTERSHARE TRUST COMPANY, INC.


                                        By: /s/ Deborah Sorheim
                                            ------------------------------------
                                        Name: Deborah Sorheim
                                              ----------------------------------
                                        Title: Secretary/Treasurer
                                               ---------------------------------